Intellicheck, Inc. (NYSE American: IDN)

Investor Presentation

May 2019

Stopping fraud before it starts

Safe Harbor Statement

Certain statements in this presentation constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "will," "believe," "expect," "anticipate“, "encouraged" and similar expressions, as they relate to the company or its management, as well as assumptions made by and information currently available to the company's management identify forward-looking statements. There is no assurance that the proposed changes in the company’s business model will result in positive cash flows or profitability. Actual results may differ materially from the information presented here. Additional information concerning forward looking statements is contained under the heading of risk factors listed from time to time in the company's filings with the Securities and Exchange Commission. We do not assume any obligation to update the forward-looking information.

Intellicheck at a Glance

- Intellicheck delivers instant, accurate identification authentication solutions to:
  - reduce identity theft
  - control access to age-restricted products
  - increase law-enforcement effectiveness
- Authentication products serve a large and growing addressable market, as the amount of personal data stolen only grows



- Primary focus is on the financial services market, which we believe is the fastest path to revenue and profitability

Points of discussion

- **Key statistics on identity theft**
- **Use cases in financial services**
- **Market size**
- **Recent wins**

Key Identity Theft Statistics

- The amount of Personally Identifiable Information (PII) exposed in 2018 was up 126% over 2017
- 1,244 data breaches in 2018 exposed 446,515,334 records
- This is in addition to the 145 million names, social security numbers and dates of birth breached at Equifax in 2017
- In 2018, 14.4 million adult Americans had their identity stolen with losses totaling $14.7 billion*

» * Javelin Strategy and Research

The Cost of Personally Identifiable Information is Going Down

- **According to Experian:**
  - Credit card with CVV - $100
  - On-line payment services login info – $20 to $200
  - Drivers License - $20
  - Social Security Number - $1
- ***The only element missing for a criminal to utilize a portfolio of data breach information is a fake ID***

Fake IDs are Readily Attainable and Near Perfect


Premium scannable fake IDs - ID
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What we do?
We offer high quality IDs at an affordable price. Every ID comes with a free duplicate and tracking number. All IDs are programmed to be scanned and to pass the backlight test. And....we do more then that! We offer you the chance to have a great time with your friends!
How we do it?
Provide us with a digital photo of yourself up against any colour wall or backdrop. Wear dark clothing for contrast covering skin and keep your hair nice and neat.That is all you need to worry about! Let us do our job in order for you to taste some freedom!!
How to pay?
We offer you secure and anonymous payment methods. Also, your information are safe with us! If you want an ID you can get it by paying via Western Union or BitCoin Litecoin Zcash Peercoin Namecoin and Dogecoin. For special offers check our Products page.

Fake ID - Just Pick Your State

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Prices Our Pricing Options

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ALL ID's come with an exact duplicate, free custom signature and free shipping.

	1 person	2 or more persons each	4 or more persons each
New South Carolina 2018 issue sexy newest template	$200 for 2 IDs.	$150 for 4 or more IDs.	$100 for 8 or more IDs.
Alaska	$100 for 2 IDs.	$70 for 4 or more IDs.	$60 for 8 or more IDs.

Use Cases in Financial Services

- **Credit Card Applications**
  - Your stolen data used to open an account
    - Estimated $3.4 billion stolen in 2018
    - Average consumer spends 300 hours clearing their name
    - 69% of victim blame the store and change shopping habits

- **Card Not Present**
  - Your stolen data used where you have an account
    - Estimated to cost retailers $130 billion between now and 2023

Use Cases in Financial Services

- **Non-receipted Returns**
  - Organized crime returns stolen goods
    - Estimated losses of $9.7 billion per year
- **Retail Banking**
  - Anti Money Laundering / Know-Your-Customer
  - Prevent identity theft – i.e. cashiers checks, withdrawals, etc.

Easy and Inexpensive Solution – Scan the License

- **We all carry it with us – not intrusive**
- **Faster acquisition of clients, immediate rejection of fraud**
- **No hardware required, integrates into the point-of-sale**
- **In Q1 2019, for clients we host, we stopped 34,481 fraudulent transactions**
- **Average loss per transaction:**
  - Department stores - $2,100
  - Tool & Equipment - $2,569
  - Furniture - $2,908
  - Jewelry - $3,574

Pipeline Market Size Opportunities

- **Revenue Assumptions by Size**

Size	Store Count	Average Revenue/Year
Small	<500	$200,000
Medium	500 - 1500	$500,000
Large	> 1500	$900,000

- **One Credit Card Issuer Client**

Size	# of Retailers	Total Revenue
Small	28	$5,600,000
Medium	20	$10,000,000
Large	7	$6,300,000
		$21,900,000

Recent Milestones

- **In various stages of implementation with 16 retailers**
- **In March/April began the full scale deployment of 4 retailers totaling 2,900 locations (range from 300 to 1500 locations)**
- **May deployment of retailer with 1,300 locations**
- **Signed a new bank for use in call center for their own credit cards. Expanding to retail banking and private-label credit cards**
- **Large 3,000 location retailer using parsing-only solution in discussions to add incremental license Authentication**
- **Development for Bank signed in 2018 for branch banking and private-label cards completed, will invoice development fees and begin on-boarding clients**

Financial Overview

Financial Highlights

SaaS Revenue Growth

- $861,000 in SaaS revenue in Q1 ‘19 (45% increase YoY)
- Approximately $3.0 million in trailing 12 month annual SaaS revenue through Q1 ‘19
- SaaS driven product mix resulted in 85.0% Q1 gross margin

Balance Sheet
(as of March 31, 2019)

- Cash: $3.8 million
- Stockholder Equity: $12.1 million
- Debt free

Well Positioned for Growth

- Consumer authentication - Large markets without clear market leaders
- Reduce Identity Theft
- Control Age-Restricted Products
- Increase Law Enforcement Effectiveness

Q1 2019 Summary Operating Results

Description		Q1 2019		Q1 2018	$ Change 2019 vs 2018	% Change 2019 vs 2018
Revenue	$	1,278,994	$	1,062,062	216,932	20%
Operating Expenses	$	2,305,707	$	2,043,420	262,287	13%
Adjusted EBITDA	$	(787,161)	$	(961,969)	174,808	18%
SaaS	$	861,000	$	595,000	266,000	45%
Margin		85.0%		90.5%		(6%)

Adjusted EBITDA Reconciliation

A reconciliation of GAAP net loss to Non-GAAP Adjusted EBITDA follows:

	(Unaudited) Three Months Ended March 31,			
		2019		2018
Net loss	$	(1,212,991)	$	(1,067,957)
Reconciling items:				
Interest and other income		(6,019)		(13,870)
Depreciation and amortization		62,110		59,150
Stock-based compensation expense		369,739		60,708
Adjusted EBITDA	$	(787,161)	$	(961,969)

We use Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net loss, interest and other income, income taxes, impairments of long-lived assets and goodwill, depreciation, amortization and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as impairments of long-lived assets and goodwill, amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate our operations and can compare the results on a more consistent basis to the results of other companies. In addition, Adjusted EBITDA is one of the primary measures management uses to monitor and evaluate financial and operating results.

We consider Adjusted EBITDA to be an important indicator of our operational strength and performance of our business and a useful measure of our historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest and other income and expense, impairments of long-lived assets and goodwill, stock-based compensation expense, all of which impact our profitability, as well as depreciation and amortization related to the use of long-term assets which benefit multiple periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP net loss and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net loss presented in accordance with GAAP. Adjusted EBITDA as defined by us may not be comparable with similarly named measures provided by other entities.

INTELLICHECK

Contact Information

Bryan Lewis
516-453-6647
blewis@intellicheck.com

Bill White
516.992.1985
bwhite@intellicheck.com

Gar Jackson
Global IR Group
949.873.2789
gar@globalirgroup.com